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                                    EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP




                                                   July 11, 1997






U.S. HOMECARE CORPORATION
750 Main Street
Hartford, Connecticut 06103

         RE: U.S. HOMECARE CORPORATION (THE "COMPANY") -- REGISTRATION STATEMENT FOR OFFERING OF 2,550,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,550,000 shares of the Company's Common Stock authorized for issuance under the Company's 1995 Stock Option/Stock Issuance Plan, as amended (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,




                                          BROBECK, PHLEGER & HARRISON LLP